Exhibit 99-C
FORD MOTOR CREDIT COMPANY
Offer to Exchange
9.75% Notes due September 15, 2010
and
Floating Rate Notes due June 15, 2011
for
the Outstanding Old Notes Listed Below
(PURSUANT TO THE PROSPECTUS DATED                         , 2007)

			Maturity Date	Aggregate
CUSIP	ISIN	Coupon of Old Notes	of Old Notes	Principal Amount

345397UY7	US345397UY71
U34539FQ1	USU34539FQ15	9.75%	9/15/2010	$1,520,671,000
345397UZ4	US345397UZ47
U34539FR9	USU34539FR97	Floating Rate	6/15/2011	$1,044,646,000
The offer with respect to each series of old notes (as defined below) will expire at 5:00 p.m., New York City time, on                         , 2007, unless extended by Ford Credit (such date and time, as they may be extended, the “expiration date”).

To Our Clients:	, 2007
      We are enclosing herewith a prospectus dated                     , 2007 of Ford Motor Credit Company (“Ford Credit”) and the related letter of transmittal and instructions thereto. Ford Credit is offering, on the terms and subject to the conditions described in the prospectus enclosed herewith (the “prospectus”), to exchange its 9.75% Notes due September 15, 2010 (the “old fixed rate notes”) and its Floating Rate Notes due June 15, 2011 (the “old floating rate notes” and, together with the old fixed rate notes, the “old notes”), both issued on June 5, 2006 in a transaction that was exempt from registration under Rule 144A and Regulation S issued under the Securities Act of 1933, as amended, referred to hereafter as the “Securities Act”. This offer is referred to hereafter as the “exchange offer.”
      The exchange offer contemplates the exchange of old fixed rate notes for a like principal amount of new 9.75% Notes due September 15, 2010 (the “new fixed rate notes”) and the exchange of old floating rate notes for a like principal amount of new Floating Rate Notes due June 15, 2011 (the “new floating rate notes” and, together with the new fixed rate notes, the “new notes”). The form and terms of each series of the new notes are identical in all material respects to the form and terms of the corresponding series of old notes except that the new notes have been registered under the Securities Act and, therefore, generally will be freely tradeable. The new notes will bear a different CUSIP number and ISIN than the old notes and will not entitle their holders to registration rights.
      The materials related to the exchange offer are being forwarded to you as the beneficial owner of the old notes held by us for your account but not registered in your name. A tender of such old notes may only be made by us as the registered holder pursuant to your instructions. Accordingly, Ford Credit requests instructions as to whether you wish us to tender on your behalf the old notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal. Ford Credit urges you to read carefully the prospectus and letter of transmittal before instructing us to tender your old notes. Please note that tenders of old notes must be received by the early participation date for holders to receive the total exchange price, including the early participation payment.
      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the exchange offer. We also request that you confirm that we may make the representations contained in the letter of transmittal on your behalf.
Pursuant to the letter of transmittal, each holder of old notes will represent to Ford Credit that:

•	the new notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving the new notes, whether or not the person is the holder;

•	neither the holder nor any other recipient of the new notes (if different than the holder) is participating or engaged in, intends to participate or engage in, or has any arrangement or understanding with any person to participate in, the distribution of the old notes or new notes;

•	neither the holder nor any other recipient is an “affiliate” of Ford Credit within the meaning of Rule 405 promulgated under the Securities Act or, if the holder or such recipient is an affiliate, that the holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with Ford Credit or any “affiliate” of Ford Credit within the meaning of Rule 405 promulgated under the Securities Act to distribute the new notes;

•	if the signatory is a broker-dealer, the signatory further represents and warrants that if it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of new notes received in the exchange offer; and

•	the holder is not acting on behalf of any person or entity that could not truthfully make these representations and warranties.
      Tenders of old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on                     , 2007.
      In order to meet the deadlines set forth in the prospectus, custodians and clearing systems may require action on a date prior to the expiration date. Additionally, they may require further information in order to process all requests to tender. Holders are urged to contact their custodians and clearing systems as soon as possible to ensure compliance with their procedures and deadlines.
      Ford Credit may, in its sole discretion, extend the expiration date.
      Your attention is directed to the following:

1. The exchange offer is subject to certain conditions set forth in the section of the prospectus entitled “The Exchange Offer — Conditions.”

2. Any transfer taxes incident to the transfer of old notes from the holder to Ford Credit will be paid by Ford Credit, except as otherwise provided in the “Instructions” section of the letter of transmittal.

3. The exchange offer expires at 5:00 p.m., New York City time, on , 2007, unless extended by Ford Credit.

      If you wish to have us tender your old notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The letter of transmittal is furnished to you for information only and may not be used directly by you to tender old notes.

INSTRUCTIONS AND ELECTIONS WITH RESPECT TO THE EXCHANGE OFFER
      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer made by Ford Motor Credit Company with respect to its old notes.
      This will instruct you to tender the old notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the related letter of transmittal and the undersigned hereby makes the applicable representations set forth in such letter of transmittal.
☐     Please tender the old notes held by you for my account as indicated below:
DESCRIPTION OF OLD NOTES TENDERED

Check Box to					Insert Principal
Indicate which			Maturity	Total Principal	Amount of Old
Old Notes are			Date of Old	Amount of Old	Notes to be
to be Tendered	CUSIP	ISIN	Notes	Notes Held	Tendered

☐	345397UY7	US345397UY7	9/15/2010	$	$

☐	U34539FQ1	USU34539FQ15	9/15/2010	$	$

☐	345397UZ4	US345397UZ47	6/15/2011	$	$

☐	U34539FR9	USU34539FR97	6/15/2011	$	$

OR
☐ Please do not tender any old notes held by you for my account.
        Dated: __________, 2007
SIGN HERE

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security Number(s)
None of the old notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all old notes held by us for your account.